Exhibit 10.22

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of October 10, 2006 is made by and among DIVIDEND CAPITAL TRUST INC., a Maryland corporation (the “REIT”), and DIVIDEND CAPITAL ADVISORS GROUP LLC, a Colorado limited liability company (the “Advisor Parent”).

RECITALS

WHEREAS, pursuant to the Contribution Agreement, dated as of July 21, 2006, by and among the REIT, Dividend Capital Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and the Advisor Parent (the “Contribution Agreement”), an aggregate of 15,111,111 units of limited partnership interest (the “OP Units”) will be issued by the Operating Partnership to the Advisor Parent;

WHEREAS, subject to and upon the terms and conditions provided in the agreement of limited partnership of the Operating Partnership, each OP Unit may be exchanged at the option of the holder thereof for cash, or in the sole discretion of the REIT, one common share of the REIT, par value $0.01 (each a “Common Share”); and

WHEREAS, the execution and delivery of this Agreement is required under the Contribution Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the respective meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

“Business Day” means any day other than a Saturday, Sunday or any day on which commercial banks located in the State of New York are authorized or required to be closed for the conduct of regular banking business.

“Covered Shares” means, as to any Holder, any and all Common Shares acquired or owned by the Holder or issued or issuable upon exchange of any OP Units that were issued pursuant to the Contribution Agreement and any other shares of capital stock or other securities of the REIT into which such Common Shares shall be reclassified or changed (before or after any such exchange), including by reason of a merger, consolidation, reorganization or recapitalization. If the Common Shares have been so reclassified or changed, or if the REIT pays a dividend or makes a distribution on the Common Shares in shares of capital stock, or subdivides (or combines) or splits its outstanding Common Shares into a greater (or smaller) number of Common Shares, a Common Share shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a Common Share outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision, combination or split would be entitled.

“Demand Registration” means the filing of a Registration Statement in response to a request pursuant to Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holders” means the Advisor Parent and any transferee (whether direct or indirect) of the Advisor Parent to whom Registrable Shares (or OP Units exchangeable for Registrable Shares), and the Advisor Parent’s rights under this Agreement in respect of those Registrable Shares (or OP Units exchangeable for Registrable Shares), have been transferred in accordance with Section 11.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any government or agency or political subdivision, department or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus. “Prospectus” shall also include any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Registrable Securities.

“Registrable Shares” means Covered Shares that are Beneficially Owned by a Holder unless (i) such securities have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) such securities have been transferred pursuant to Rule 144 under the Securities Act such that, after any such transfer referred to in this clause (ii), such securities may be freely transferred without any limitation as to volume or other restriction under the Securities Act.

“Registration” means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration.

“Registration Statement” means any registration statement under the Securities Act filed by the REIT that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“underwritten offering” means a registration under the Securities Act in which securities of the REIT are sold to an underwriter for reoffering to the public.

(b) In addition, the following terms are defined in the other parts of this Agreement indicated below:

“Advisor Parent”

“Agreement”

“Board of Directors”

“Common Share”

“Contribution Agreement”

“Delay Period”

“Demand Notice”

“Hold Back Period”

“Holder Target Amount”

“Holders’ Counsel”

“indemnified party”

“indemnifying party”

“Inspectors”

“Interruption Period”

“IPO Registration Statement”

“Losses”

“OP Units”

“Operating Partnership”

“Piggyback Registration”

“Records”

“REIT”

“Shelf Registration”

“Special Registration Statement”

“Target Amount”

Recitals

Preamble

Section 4(d)

Recitals

Recitals

Section 2(d)

Section 2(a)

Section 4

Section 2(f)

Section 5(a)

Section 9(c)

Section 9(c)

Section 5(j)

Section 5

Section 2(d)(2)

Section 8(a)

Recitals

Recitals

Section 3(a)

Section 5(j)

Preamble

Section 2(b)

Section 3(a)

Section 3(b)

(c) As used in this Agreement, except to the extent the context otherwise requires:

(i) when a reference is made in this Agreement to a Section or Schedule, that reference is to a Section of, or Schedule to, this Agreement, unless otherwise specified herein;

(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words or similar import, when used in this Agreement, refer to this Agreement as a whole and not merely to a particular provision of this Agreement;

(v) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of those terms;

(vii) references to a party are also to its permitted successors and assigns;

(viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(ix) “reasonable efforts” or similar terms shall not require the waiver of any rights under this Agreement.

Section 2. Demand Registration.

(a) The Holders of not less than 25% of the Registrable Shares shall have, as a group, the right, exercisable at any time following the date that is 15 months following the date of this Agreement and from time to time thereafter, by written notice (a “Demand Notice”) given to the REIT, to request the REIT forthwith to register, and the REIT shall register, under and in accordance with the provisions of the Securities Act and the terms of this Agreement, the sale of such number of Registrable Shares as may be specified in the Demand Notice. The Holders, as a group, shall be entitled to two Demand Registrations pursuant to this Section 2 (including Section 2(c)). Notwithstanding the foregoing, the REIT shall not be required to file a Registration Statement covering Registrable Shares with anticipated gross proceeds of less than $25,000,000 unless it covers all of the remaining Registrable Shares.

(b) As promptly as reasonably practicable and in any event within 45 days after the date on which the REIT receives a Demand Notice given by the Holders in accordance with Section 2(a), if permitted under the Securities Act, the REIT shall file with the SEC a Registration Statement which is automatically effective upon filing. If such automatically effective filing is not so permitted, the REIT shall file a Registration Statement with the SEC as promptly as reasonably practical and in any event within 45 days after the date on which the REIT receives a Demand Notice given by the Holders in accordance with Section 2(a) and shall use its commercially reasonable efforts to cause any such Registration Statement to become and remain effective as promptly as reasonably practicable. Each such Registration Statement shall be on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in the Demand Notice, which may include a “shelf” registration (a “Shelf Registration”) pursuant to Rule 415 under the Securities Act.

(c) The REIT shall use commercially reasonable efforts to keep effective each Registration Statement filed pursuant to this Section 2, and a registration shall not count as a Demand Registration to which the Holders are entitled under Section 2(a) until it has become continuously effective and usable for the resale of the Registrable Shares covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of 180 days from the date on which the Registration Statement becomes effective under the Securities Act and (ii) in the case of a Shelf Registration, for a period of one year from the date on which the Registration Statement becomes effective, in either case (x) until such earlier time by which all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 2. Notwithstanding the foregoing, a registration shall not count as a Demand Registration under Section 2(a) if (A) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Shares thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Holders initiating such Demand Registration and such interference is not thereafter eliminated or (B) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Holders initiating such Demand Registration, and as a result of any such circumstances described in (A) or (B), no Registrable Shares are sold pursuant to such registration; provided, that if (1) the offer, sale or distribution covered by the Registration Statement filed pursuant to the Demand Registration is a continuous offering of Registrable Securities, (2) such continuous offering, after being commenced as described in the Registration Statement, has not been postponed or interrupted (other than by reason of the circumstances described in (A) or (B)) and (3) at the time of such registration, the Common Shares are not listed on a national securities exchange or included on the Nasdaq Stock Market, then following such interference such registration shall not count as a Demand Registration unless all Registrable Securities requested to be included in such Demand Registration are sold pursuant to such Registration Statement.

(d) The REIT shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the REIT pursuant to this Section 2, or to suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 45 days (a “Delay Period”), if:

(i) the Board of Directors of the REIT (the “Board of Directors”), acting through those directors who have no direct or indirect beneficial or pecuniary interest in any Registrable Shares, determines in good faith that the registration and distribution of the Registrable Shares covered or to be covered by the Registration Statement would materially adversely affect the REIT and its subsidiaries taken as a whole because it would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the REIT or any of its subsidiaries and the REIT promptly gives the Holders written notice of such determination, containing a reasonably detailed statement of the reasons for such postponement or suspension and an approximation of the period of the anticipated delay; or

(ii) prior to the Registration Statement being declared effective by the SEC, the REIT proposes to file a registration statement on Form S-11 under the Securities Act providing for the first public offering of Common Shares concurrent with the listing or, approval for listing, of the Common Shares on a national securities exchange or inclusion or, approval for inclusion, of the Common Shares on the Nasdaq Stock Market (such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “IPO Registration Statement”), and the REIT promptly gives the Holders written notice (including notifying each Holder of the identity of the managing underwriters of such initial public offering), within five Business Days after such filing;

Notwithstanding anything to the contrary contained herein, the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed a total of 90 days. If the REIT shall so postpone or suspend the filing of a Registration Statement, the Holders of a majority of the Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice to the REIT within 45 days after receipt of the notice of postponement or suspension (and, in the event of such withdrawal, such request shall not be counted as a Demand Registration to which the

Holders are entitled pursuant to this Section 2). The time period for which the REIT is required to maintain the effectiveness of any Registration Statement pursuant to this Section 2 shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration. The REIT shall not be entitled to initiate a Delay Period unless it shall concurrently (A) prohibit sales by other security holders under registration statements (other than Special Registration Statements, as defined below) filed by the REIT covering securities held by such other security holders and (B) in accordance with the REIT’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the REIT, subject to permitted exceptions stated in a formal policy adopted by the Board of Directors. The REIT may not postpone or suspend a filing pursuant to this Section 2 more than three times in any 12 month period and a period of at least 45 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period.

(e) Each of the Holders (other than the Holders initiating the relevant Demand Registration under Section 2(a)) may offer such Holder’s Registrable Shares under any such Demand Registration pursuant to this Section 2(e). The REIT shall (i) as promptly as practicable but in no event later than five days after the receipt of a Demand Notice, give written notice thereof to all of the Holders (other than the Holders initiating such Demand Registration), which notice shall specify the number of Registrable Shares subject to the Demand Notice, the names and notice information of the Holders initiating such Demand Registration, the intended method of disposition of such Registrable Shares and any other information that at the time would be appropriate to include in such notice and (ii) subject to Section 2(f), include in the Registration Statement filed pursuant to such Demand Registration all of the Registrable Shares requested by such Holders for inclusion in such Registration Statement from whom the REIT has received a written request for inclusion therein within ten days of the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Shares proposed to be registered and such Holder shall send a copy of such request to the Holders initiating such Demand Registration. The failure of any Holder to respond within such ten (10) day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 2(e) with respect to such Demand Registration. Any Holder may waive its rights under this Section 2(e) prior to the expiration of such ten day period by giving written notice to the REIT, with a copy to the Holders initiating such Demand Registration. If a Holder sends the REIT a written request for inclusion of part or all of such Holder’s Registrable Shares in a registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the REIT in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the REIT or to market conditions, such Holder reasonably determines that participation in such registration would have a material adverse effect on such Holder.

(f) Unless otherwise contractually required to do so, the REIT shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority of the Registrable Shares outstanding, such consent not to be unreasonably withheld or delayed. If the offering is a firm commitment underwritten offering and the managing underwriter or underwriters participating in such offering advise the REIT that the total amount of securities requested to be included in such offering exceeds the amount which can be sold in such offering (the “Holder Target Amount”) without materially delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the number of Registrable Shares to be included in the offering described in this Section 2(f) may be reduced to the extent required to ensure the aggregate size of the offering does not exceed the Holder Target Amount, based on the following priorities: the REIT shall include in such registration first, the Registrable Shares of the Holders requested to be included therein (whether pursuant to Section 2(a) or 2(e)), and second (to the extent the amount of such securities to be sold by such other Persons is less than the Holder Target Amount), the Common Shares requested to be included in such registration by one or more such Persons, pro rata among such Persons on the basis of the number of Common Shares owned by each such Person. Notwithstanding the above, the REIT (i) shall not grant, or permit any Person to exercise, registration rights in respect of a Demand Registration initiated by one or more Holders if such Holder or Holders advise the REIT when they request the Demand Registration that (x) the distribution that is the subject of the Demand Registration will be a continuous offering and (y) the distribution will be effected through one or more broker-dealers that is an Affiliate of the Advisor Parent and (ii) represents and warrants that no Person has any such right of the type described in clause (i) as of the date hereof.

Section 3. Piggyback Registration.

(a) Right to Piggyback. If at any time after the date that is 15 months following the date of this Agreement the REIT proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than (i) a registration statement (w) filed in connection with employee stock option or purchase plans, (x) relating to a transaction requiring registration pursuant to Rule 145 under the Securities Act, (y) relating solely to a dividend or distribution reinvestment plan, or (z) on Form S-8 or any successor forms thereto (the registration statements described in clauses (w), (x), (y) and (z) shall each be referred to as a “Special Registration Statement”) or (ii) an IPO Registration Statement) or for the account of any holder of securities other than a Holder, then the REIT shall give written notice of such proposed filing to the Holders at least 21 days before the anticipated filing date. Such notice shall describe the proposed registration, offering price (or reasonable range thereof), distribution arrangements and any other information that at the time would be appropriate to include in such notice, and offer the Holders the opportunity to include in such registration statement and in any offering to be conducted pursuant to such registration statement such amount of Registrable Shares as they may request (a “Piggyback Registration”). Subject to Section 3(b), the REIT shall include in each such Piggyback Registration all Registrable Shares with respect to which the REIT has received written requests for inclusion therein within 21 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b) Priority on Piggyback Registrations. Following a request by any Holder pursuant to Section 3(a) for inclusion of Registrable Shares in a Piggyback Registration, Holders shall be permitted to include up to all such Registrable Shares in any offering to be conducted pursuant to such registration statement, on the same terms and conditions as apply to the securities of the REIT or the account of such other securities holder, as the case may be, included therein. Notwithstanding the foregoing, if the offering is a firm commitment underwritten offering and, the managing underwriter or underwriters participating in such offering advise the REIT in writing that the total amount of securities requested to be included in such offering exceeds the amount (the “Target Amount”) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the number of Registrable Shares to be included in the Piggyback Registration or offering may be reduced to the extent required to ensure the aggregate size of the offering does not exceed the Target Amount, based on the following priorities:

(i) if the Piggyback Registration is on behalf of the REIT, the REIT shall include in such registration first, the securities of the REIT that the REIT proposes to sell, and second (to the extent the amount of such securities to be sold by the REIT is less than the Target Amount), the Registrable Shares requested to be included in such registration by one or more Holders and the securities requested to be included in such registration by other holders, pro rata among the Holders and other holders on the basis of the number of Registrable Shares and other securities requested to be included in such registration by each such Holder and other holder, respectively; and

(ii) if the Piggyback Registration is on behalf of holders of the REIT’s securities (other than the Holders), the REIT shall include in such registration first, the securities of the REIT requested to be included therein by the holders initially requesting such registration, and second (to the extent the amount of such securities to be sold by such other holders is less than the Target Amount), the Registrable Shares requested to be included in such registration by one or more Holders and the securities requested to be included in such registration by other holders, pro rata among the Holders and other holders on the basis of the number of Registrable Shares and other securities requested to be included by each such Holder and other holder, respectively.

(c) Right to Abandon. Nothing in this Section 3 shall create any liability on the part of the REIT to the Holders if the REIT in its sole discretion shall decide not to file a registration statement previously proposed to be filed as described in Section 3(a) or to withdraw any such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the REIT of any notice hereunder or otherwise.

Section 4. Holdback Agreement.

(a) If (i) during any period that this Agreement remains in effect, the REIT shall file a registration statement (other than a Special Registration Statement or IPO Registration Statement) that provides for the offer and sale by the REIT of Common Shares or similar securities or securities convertible into, or exchangeable or exercisable for, such securities, (ii) the managing underwriter or underwriters appointed by the REIT in respect of an underwritten public offering to be conducted by the REIT pursuant to such registration statement advise the REIT (in which case the REIT promptly shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, and (iii) all of the REIT’s officers and directors execute agreements substantially identical to those referred to in this Section 4, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares (other than any such shares proposed to be sold pursuant to such registration statement) during the five days prior to the pricing of such offering registration statement and until the earliest of (A) the abandonment of such offering by the REIT, (B) in connection with the REIT’s first completed public offering pursuant to the IPO Registration Statement, 180 days following the effective date of that registration statement used in that offering, (C) in connection with other firm commitment underwritten offerings by the REIT occurring at least 15 months after the date hereof, 45 days following the date of pricing in that offering and (D) the termination in whole or in part of any “hold back” period agreed at the time of pricing by the underwriter or underwriters in such offering from the REIT or any Affiliate of the REIT in connection therewith (each such period, a “Hold Back Period”). Each Holder subject to this Section 4(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 4 if any Person referred to in clause (iii) of the first sentence of this Section 4 is released from the holdback obligation described above.

(b) In order to enforce any Hold Back Period, the REIT shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 4 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to such Hold Back Period) until the end of such Hold Back Period.

Section 5. Registration Procedures. In connection with the registration obligations of the REIT pursuant to and in accordance with Sections 2 and 3 (and subject to the provisions of Sections 2 and 3), the REIT shall use its reasonable commercial efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof as expeditiously as possible, and pursuant thereto the REIT shall as expeditiously as possible (but subject to the provisions of Sections 2 and 3):

(a) subject to Section 2(d), prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the REIT then qualifies or which counsel for the REIT shall deem appropriate in accordance with the Holders’ intended method or methods of distribution thereof, and, subject to the REIT’s right to terminate or abandon a Registration pursuant to Section 3(c), use commercially reasonable efforts to cause such Registration Statement to become effective (unless it is automatically effective upon filing) and thereafter shall use its reasonable commercial efforts to cause the Registration Statement to remain effective as provided herein; provided, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the REIT shall provide a single counsel selected by the Holders holding a majority of the Registrable Shares being registered in such registration (the “Holders’ Counsel”) with a reasonable opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the REIT’s control;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to each Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided, that the REIT shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) notify each Holder of any Registrable Shares covered by a Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC staff for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the REIT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(e) furnish to each Holder of any Registrable Shares covered by a Registration Statement and each managing underwriter, if any, without charge, prior to filing a Registration Statement at least one copy of such Registration Statement, as is proposed to be filed, and thereafter conformed copies of such Registration Statement, each amendment and supplement thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) prior to any public offering of Registrable Shares covered by a Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing, and continue such registration or qualification in effect in such jurisdiction for as long as any such Holder reasonably requests or until all of such Registrable Shares are sold, whichever is shorter, and do any and all other acts and things which may be reasonably necessary to enable any such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, that the REIT shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(g) upon the occurrence of any event contemplated by Section 5(c)(v), reasonably promptly prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document, and furnish to each Holder of any Registrable Shares covered by such Registration Statement a reasonable number of copies of such supplement, amendment or document as may be necessary, so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all Registrable Shares covered by each Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the REIT are then listed or quoted;

(i) on or before the effective date of each Registration Statement, provide the transfer agent of the REIT for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement;

(j) if an offering covered by a Registration Statement is an underwritten or continuous offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter or broker-dealer participating in any offering pursuant to such Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such Holder or underwriter or broker-dealer (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the REIT and its subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the REIT’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the REIT, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that the Records that the REIT determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the REIT or has been made generally available to the public;

(k) if an offering covered by a Registration Statement is an underwritten offering, enter into such agreements (including (x) an underwriting agreement (which shall, among other things, provide for customary indemnification by the Company of the underwriter and other customary parties and individuals) and causing its directors and officers to enter into (y) a lock-up agreement with respect to each of its directors and officers, in each case in such form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) or otherwise reasonably required in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain, at the request of any managing underwriters, opinions of counsel to the REIT and updates thereof (which counsel and opinions (in such form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in such opinions and such other matters as may be reasonably requested by such counsel and underwriters, (ii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the REIT (and, if necessary, any other independent certified public accountants of any subsidiary of the REIT or of any business acquired by the REIT for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or otherwise as and to the extent required thereunder;

(l) comply, in all material respects, with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m) keep Holders’ Counsel advised as to the initiation and progress of any registration hereunder; provided, that the REIT shall provide Holders’ Counsel with all correspondence with the SEC in connection with any Registration Statement filed hereunder; and

(n) take all other steps reasonably necessary to effect the registration of the Registrable Shares contemplated hereby.

The REIT may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder’s intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the REIT may exclude such Holder’s Registrable Shares from such Registration Statement following notice to such Holder of the expiration of such period of time.

Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the REIT of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v), such Holder forthwith shall discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) or until such Holder is advised in writing by the REIT that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when sellers of such Registrable Shares under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 5(g) being an “Interruption Period”) and, if requested by the REIT, each Holder shall deliver to the REIT (at the expense of the REIT) all copies then in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

Section 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the REIT shall pay all costs, fees and expenses arising from or incident to the REIT’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD and stock exchange filing fees, (ii) all fees and expenses of compliance with securities or “blue sky” laws, including reasonable fees, charges and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees, charges and disbursements of counsel for the REIT, (vi) fees, charges and disbursements of all independent certified public accountants of the REIT (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the REIT in connection with such Registration Statement, (vii) reasonable fees, charges and disbursements of Holders’ Counsel; (viii) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or Piggyback Registration, if any, and (ix) all other costs, fees and expenses incident to the REIT’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any Persons retained by any Holder, including counsel for any such Holder, and any underwriters’ or dealers’ discounts and all commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the REIT will have no obligation to pay any such amounts.

Section 7. Underwriting Requirements.

(a) Subject to Section 7(b), Holders representing at least 50% of the then outstanding Registrable Shares to be sold, provided such Registrable Shares represent at least two million Common Shares, shall have the right, by written notice, to request that any Demand Registration (other than a Shelf Registration) provide for a firm commitment underwritten offering, and the REIT shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering.

(b) In the case of any underwritten offering pursuant to a Demand Registration, the REIT shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to a majority of the participating Holders. In the case of any underwritten offering pursuant to a Piggyback Registration, the REIT shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as such institution or institutions shall determine.

Section 8. No Impairment of Shelf Registration Rights Under the Limited Partnership Agreement of the Operating Partnership. The REIT covenants and agrees that nothing contained in this Agreement shall supercede or limit, in any way, the registration rights provided for in the Limited Partnership Agreement (as in effect on the date of the Contribution Agreement) of the Operating Partnership to holders of the OP Units. Further, the REIT covenants and agrees that it shall not rescind, alter or amend or permit to occur the rescission, alteration or amendment of the registration rights provided for in the Limited Partnership Agreement (as in effect the date of the Contribution Agreement) of the Operating Partnership in any manner that is adverse to the holders of OP Units without first providing Holders with registration rights equivalent to those provided for in the Limited Partnership Agreement (as in effect on the date of the Contribution Agreement) prior to giving effect to such adverse rescission, alteration or amendment.

Section 9. Indemnification.

(a) The REIT shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors, managers, partners, agents, employees and Affiliates of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, managers, partners, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon, and in reliance and conformity with, information concerning such Holder furnished in writing to the REIT by or on behalf of such Holder expressly for use therein.

(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the REIT in writing such information with respect to such Holder as the REIT reasonably requests for use in connection with such Registration Statement or the related Prospectus, and such Holder agrees, severally and not jointly with any other Holder, to indemnify, to the full extent permitted by law, the REIT, its directors, officers, agents or employees, each Person who controls the REIT (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling person, from and against any and all Losses, as incurred, to the extent arising out of or based upon, and in reliance and conformity with, any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or to the extent arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon, and in reliance and conformity with, any information so furnished in writing by or on behalf of such Holder to the REIT expressly for use in such Registration Statement or Prospectus; provided, that the total amount to be indemnified by such Holder pursuant to this Section 9(b) shall be limited to the net proceeds received by such Holder in the offering to which the Registration Statement or Prospectus relates.

(c) If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt written notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is reasonably likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second immediately preceding sentence. Notwithstanding the provisions of this Section 9(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the REIT to the public without registration or pursuant to such expedited or short-form registration procedures as may be available from time to time under the Securities Act, the REIT agrees to use commercially reasonable efforts to:

(a) continuously maintain in effect the registration of the Common Shares under Section 12 of the Exchange Act, and file with the SEC in a timely manner all reports and other documents required of the REIT under the Securities Act and the Exchange Act; and

(b) furnish to any Holder, so long as the Holder owns any Registrable Shares, forthwith upon request, (i) a written statement by the REIT that it has complied with the reporting requirements of the Securities Act and the Exchange Act or that it qualifies as an issuer whose securities may be resold pursuant to Form S-3 or Rule 144; and (ii) such other information as reasonably may be requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such Form.

Section 11. Assignment. The registration rights of any Holder under this Agreement with respect to the Registrable Shares may be transferred to any transferee of such Registrable Shares or OP Units in a transfer effected in accordance with applicable securities laws so long as such transferee (a) in the case of a Holder that is a corporation, partnership, limited liability company, trust or other entity, is a subsidiary, parent, general partner, limited partner, retired partner, member, stockholder or beneficiary of such Holder, (b) in the case of a Holder that is a natural person, is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 15% of the Registrable Shares as of the date of this Agreement (as adjusted for stock splits, stock dividends, combinations and the like) or (d) is a beneficial owner of interests in Advisor Parent; provided, that (i) the transferring Holder shall give the Company written notice at least 10 days prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the REIT, to be bound as a Holder by the provisions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer such securities shall continue to be Registrable Shares as defined herein.

Section 12. Miscellaneous.

(a) This Agreement and the obligations of the REIT and the Holders hereunder (other than Section 9) shall terminate on the first date on which no Registrable Shares remain outstanding.

(b) All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

To the REIT:

Dividend Capital Trust Inc.

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: Chief Executive Officer

Facsimile: (303) 228-2200

To the Advisor Parent:

Dividend Capital Advisors Group LLC

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: Evan H. Zucker

Facsimile: (303) 228-2200

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon receipt, if received prior to 5:00 p.m., local time on a Business Day (and otherwise on the next succeeding Business Day), if delivered by facsimile transmission, (iii) one Business day after being deposited with a next-day courier, postage prepaid, or (iv) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

(c) The REIT represents and warrants that it has not granted to any Person the right to request or require the REIT to register any securities issued by the REIT, other than the rights granted to the Holders herein. The REIT shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Shares which are prior in right to or inconsistent with the rights granted in this Agreement.

(d) The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement, without need for a bond. The REIT agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

(e) If any provision of this Agreement shall be declared to be illegal, invalid or otherwise unenforceable, in whole or in part, such illegality, invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(f) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. The REIT shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(g) This Agreement and the Contribution Agreement represent the entire agreement and understanding between the parties as to the subject matter hereof and merge and supersede any and all prior discussions, agreements and understandings of any and every nature among them. The registration rights granted in this Agreement do not supersede the registration rights granted in the Dividend Capital Operating Partnership Limited Partnership Agreement.

(h) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the REIT has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

(i) This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

(j) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(k) Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

(l) The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIVIDEND CAPITAL TRUST INC.

By:	/s/ Thomas G. Wattles
Name:	Thomas G. Wattles
Title:	Chairman

DIVIDEND CAPITAL ADVISORS GROUP LLC

By: Ridge Road Investments, LLC, its Manager

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager

Registration Rights Agreement